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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Affordable Residential Communities Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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	(2)	Form, Schedule or Registration Statement No.:
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Notice of Annual Meeting of Stockholders
To Be Held on June 15, 2004

To Our Stockholders:

WHAT:	Our Annual Meeting of Stockholders for Calendar Year 2004
WHEN:	Tuesday, June 15, 2004, at 9:00 a.m., local Denver, Colorado time
WHERE:	The Oxford Hotel 1600 17th Street Denver, CO 80202
WHY:	At this meeting, you will be asked to:
(1) elect directors to serve on our board until the 2005 annual meeting of stockholders;
(2) ratify the selection of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2004; and
(3) transact any other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

        Only stockholders of record at the close of business on April 30, 2004 will receive notice of, and be eligible to vote at, the annual meeting. The foregoing items of business are more fully described in the proxy statement accompanying this notice.

        Your vote is important. Please read the proxy statement and the voting instructions on the enclosed proxy card. Then, whether or not you plan to attend the annual meeting in person, and no matter how many shares you own, please sign, date and promptly return the enclosed proxy card in the enclosed envelope, which requires no additional postage if mailed in the United States.

By Order of the Board of Directors,

Scott L. Gesell Executive Vice President, General Counsel and Corporate Secretary

April 29, 2004
Denver, Colorado

Affordable Residential Communities Inc.
600 Grant Street, Suite 900
Denver, Colorado 80203
(303) 291-0222

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 15, 2004

TABLE OF CONTENTS

Information Concerning Solicitation and Voting
Board of Directors
Audit Committee Report and Disclosures
Executive Officers
Executive Officer Compensation
Summary Compensation Table
Option and Restricted Stock Grants in Last Fiscal Year
Employment Contracts, Termination of Employment and Change in Control Arrangements
Compensation Committee Report on Executive Compensation
Compensation Committee Interlocks and Insider Participation
Section 16(a) Beneficial Ownership Reporting Compliance
Security Ownership of Certain Beneficial Owners and Management
Certain Relationships and Related Transactions
Proposals to be Voted on at Meeting
Proposal No. 1—Election of Directors
Proposal No. 2—Ratification of Appointment of our Independent Auditor
Stockholder Proposals for 2005
Other Matters
Annual Report
Appendix A—Audit Committee Charter

INFORMATION CONCERNING SOLICITATION AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

        The board of directors of Affordable Residential Communities Inc., a Maryland corporation ("ARC"), seeks your proxy for use in voting at our 2004 annual meeting of stockholders or at any postponements or adjournments of the annual meeting. Our annual meeting will be held at the Oxford Hotel, 1600 17th Street, Denver, CO 80202, on Tuesday, June 15, 2004, at 9:00 a.m., local Denver, Colorado time. We intend to begin mailing this proxy statement, the attached notice of annual meeting and the accompanying proxy card on or about May 3, 2004 to all holders of our common stock, par value $0.01 per share, and special voting stock, par value $0.01 per share, which together we refer to as our voting securities, entitled to vote at the annual meeting. Along with this proxy statement, we are also sending our Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

ON WHAT AM I VOTING?

        At the annual meeting, stockholders will act upon:

  (1)
  the election of directors to serve on our board until the 2005 annual meeting of stockholders; and

  (2)
  ratification of the selection of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2004.

WHO CAN VOTE?

        Only holders of record of our voting securities at the close of business on Friday, April 30, 2004, the record date, will receive notice of, and be entitled to vote at, our annual meeting. At the close of business on April 26, 2004, 40,952,423 shares of our common stock and 4,646,538 shares of our special voting stock were outstanding and entitled to vote. Our common stock and our special voting stock are the only securities entitled to vote at the annual meeting. In deciding all matters, a holder of common stock on the record date will be entitled to cast one vote for each share of common stock registered in that holder's name and a holder of our special voting stock on the record date will be entitled to cast 0.519 vote for each share of our special voting stock registered in that holder's name, on each matter to be voted upon at the annual meeting.

Stockholder of Record: Shares Registered in Your Name

        If, on April 30, 2004, your common shares were registered directly in your name with ARC's transfer agent, American Stock Transfer & Trust Company, or, in the case of special voting shares, with us, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to sign, date and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Nominee

        If, on April 30, 2004, your shares were held in an account at a bank, brokerage firm, or other agent or nominee, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your bank, broker or other agent or nominee on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy card from your bank, broker or other agent or nominee.

WHAT CONSTITUTES A QUORUM?

        The presence in person or by proxy of holders entitled to cast a majority of all the votes entitled to be cast at the annual meeting on any matter will constitute a quorum. Broker non-votes, if any, will be counted as shares present for purposes of determining the presence of a quorum.

WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF OUR VOTING SECURITIES?

        In deciding all matters, a holder of common stock on the record date will be entitled to cast one vote for each share of common stock registered in that holder's name, on each matter to be voted upon at the annual meeting.

        In deciding all matters, a holder of our special voting stock on the record date will be entitled to cast 0.519 vote for each share of special voting stock registered in that holder's name, on each matter to be voted upon at the annual meeting.

        Holders of shares of our common stock and our special voting stock vote collectively as one class on all matters submitted to a vote of stockholders of the Company.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Election of Directors

        Election of the director nominees named in Proposal No. 1 requires the affirmative vote of a plurality of the votes cast at the annual meeting by holders of our voting securities. The candidates receiving the highest number of affirmative votes of the shares entitled to be voted will be elected directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the board of directors' nominees named in Proposal No. 1. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote on the election of directors. Stockholders may not cumulate votes in the election of directors.

Ratification of Independent Auditor

        Ratification of the selection of PricewaterhouseCoopers LLP as our independent auditor for fiscal year 2004, as specified in Proposal No. 2, requires the affirmative vote of a majority of the votes cast at the annual meeting by holders of our voting securities. If this selection is not ratified by holders of our voting securities, the audit committee and board may reconsider its recommendation and appointment, respectively. Abstentions and broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote for this proposal.

WHO CONDUCTS THE PROXY SOLICITATION?

        ARC is soliciting the proxies and will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of this proxy statement and any additional materials furnished to our stockholders. Copies of solicitation material will be furnished to banks, brokerage houses and other agents holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to these beneficial owners. In addition, if asked, we will reimburse these persons for their reasonable expenses in forwarding the solicitation material to the beneficial owners. ARC has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares they hold of record.

HOW DO I VOTE IF I ATTEND THE ANNUAL MEETING?

        If you are a stockholder of record, you can attend the annual meeting and vote in person the shares you hold directly in your name. If you choose to do that, please bring the enclosed proxy card or proof of identification. If you want to vote in person at our annual meeting and you hold our voting securities through a bank, broker or other agent or nominee, you must obtain a power of attorney or other proxy authority from that organization and bring it to our annual meeting. Follow the instructions from your bank, broker or other agent or nominee included with these proxy materials, or contact your bank, broker or other agent or nominee to request a power of attorney or other proxy authority. If you vote in person at the annual meeting, you will revoke any prior proxy you or your bank, broker or other agent or nominee may have submitted with respect to the shares of voting securities you own of record or beneficially.

HOW DO I VOTE IF I DO NOT ATTEND THE ANNUAL MEETING?

        Please sign, date and return the proxy card in the enclosed pre-paid envelope. By casting your vote, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.

        If you are a beneficial owner of shares registered in the name of your bank, broker or other agent or nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from ARC. Simply sign, date and mail the proxy card to ensure that your vote is counted. Follow the instructions from your bank, broker or other agent or nominee included with these proxy materials, or contact your bank, broker or other agent or nominee to request a proxy card.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED ON THE PROXY CARD?

        If the proxy card does not specify how your shares are to be voted, your shares represented by the proxy card will be voted as follows:

  (1)
  FOR the election of all of the nominees for director proposed by the board of directors; and

  (2)
  FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2004.

        If any other matter is properly presented at the meeting, the individuals named on your proxy card will vote your shares using their best judgment.

HAS THE ARC BOARD OF DIRECTORS MADE A RECOMMENDATION REGARDING THE MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING?

        The ARC board of directors recommends that you vote "FOR" the election of all of its nominees for director and "FOR" the ratification of the selection of PricewaterhouseCoopers LLP as ARC's independent auditor for the fiscal year ending December 31, 2004.

CAN I CHANGE MY VOTE?

        You may revoke your proxy by doing any of the following:

  (1)
  Send a written notice of revocation to our Corporate Secretary, dated later than the proxy you want to revoke, before the vote is taken at the annual meeting;

  (2)
  Execute and deliver a later dated proxy before the vote is taken at the annual meeting; or

  (3)
  Vote in person at the annual meeting (your attendance at the annual meeting, in and of itself, will not revoke the earlier proxy).

        Any written notice of revocation, or later dated proxy, should be delivered to:

    Affordable Residential Communities Inc.
    600 Grant Street, Suite 900
    Denver, CO 80203
    Attention: Scott L. Gesell, Corporate Secretary

        YOUR VOTE AT THIS YEAR'S MEETING IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROMPTLY.

BOARD OF DIRECTORS

GENERAL

        The board of directors presently consists of eleven members. Our board is not classified and thus all of our directors are elected annually. The following, as of the date of this proxy statement, is a list of the directors and their ages, and brief biographies of our directors, all of who are nominees at this meeting:

Name	Age	Position	Term Expires
Scott D. Jackson	48	Chairman of the Board and Chief Executive Officer	2005
John G. Sprengle	46	Vice Chairman of the Board, Executive Vice President and Chief Financial Officer	2005
Todd M. Abbrecht	35	Director	2005
James L. Clayton	70	Director	2005
J. Markham Green	60	Director	2005
Michael Greene	42	Director	2005
Thomas M. Hagerty	40	Director	2005
Randall A. Hack	56	Director	2005
Eugene Mercy, Jr.	67	Director	2005
Charles J. Santos-Buch	46	Director	2005
Scott A. Schoen	45	Director	2005

Scott D. Jackson, Chairman and Chief Executive Officer.

        Mr. Jackson co-founded ARC's predecessor in interest in 1995 and has served as our Chairman and Chief Executive Officer since our inception in 1998. Mr. Jackson directs all strategic planning, corporate development and acquisition activities for our company. From 1991-1994, Mr. Jackson served in various senior positions in financial service companies owned or controlled by, among others, Gerald J. Ford. In these capacities, he oversaw corporate finance activities, including financial service company acquisition, disposition and capital financing activities. Previously, Mr. Jackson worked in corporate finance as Vice President of Corporate Finance and serving as Co-Head of the Financial Institutions Restructuring Group for Goldman, Sachs & Co. from 1987 to 1991; as Senior Vice President and Manager of Republic Bank Capital Markets from 1985 to 1987; and with Merrill Lynch Capital Markets from 1979 to 1985. Mr. Jackson holds a B.S. degree in Business Finance and Marketing from Colorado State University.

John G. Sprengle, Vice Chairman, Executive Vice President and Chief Financial Officer.

        Mr. Sprengle co-founded ARC's predecessor in interest in 1995. Mr. Sprengle participates in all strategic planning activities, oversees the Accounting and Finance Department and the Legal Department, and has direct responsibility for due diligence functions related to community acquisitions. Mr. Sprengle served as our Chief Operating Officer from 1995 to 1999 and Chief Financial Officer from 2000 to 2001. Prior to 1995, Mr. Sprengle served in various positions at BancTEXAS Group, Inc. In his final position, he served as a Senior Vice President and Chief Credit Officer of this bank holding company (1980-1986 and 1988-1994). Mr. Sprengle served as the Vice President of Administration for the capital markets group of First Republic Bank, Dallas from 1986 to 1987. Mr. Sprengle holds a B.S. in Business Administration and Finance from Colorado State University.

Todd M. Abbrecht, Director.

        Mr. Abbrecht has served as a director since August 2000. Mr. Abbrecht is a Managing Director with Thomas H. Lee Partners, L.P. Prior to joining Thomas H. Lee Partners, L.P. in 1992, Mr. Abbrecht was in the Mergers and Acquisitions department of Credit Suisse First Boston. Mr. Abbrecht serves on the board of National Waterworks, Inc., Simmons Company and Michael Foods, Inc. Mr. Abbrecht received a B.S.E. in Finance from the Wharton School of the University of Pennsylvania and an M.B.A. from the Harvard University Graduate School of Business Administration.

James L. Clayton, Director.

        Mr. Clayton has served as a director since our initial public offering in February 2004. Mr. Clayton founded Clayton Homes, Inc. in 1966 and served as its Chairman until it was acquired by Berkshire Hathaway Inc. in 2003. He retired as Chief Executive Officer of Clayton Homes in 1999. He currently serves as a member of the board of directors of Dollar General Corporation, Branch Banking & Trust Co. where he serves as Chairman of the Executive Committee and is a member of the board of directors of MidCountry Financial, Inc. Mr. Clayton is currently Chairman and principal shareholder of FSB Bankshares, a bank holding company. Mr. Clayton received a degree in engineering from the University of Tennessee and a J.D. from the University of Tennessee College of Law.

J. Markham Green, Director.

        Mr. Green has served as a director since our initial public offering in February 2004. Mr. Green is the Chairman of the Board of PowerOne Media LLC. From 2001 to 2003, Mr. Green served as Vice Chairman of the Financial Institutions and Governments Group of JP Morgan Chase. From 1993 until joining JP Morgan Chase, he invested in and served on the boards of eight start-up companies. From 1973, Mr. Green served in various capacities at Goldman, Sachs & Co. before he retired as a general partner in 1992. He was the co-head of the Financial Services Industry Group of Goldman, Sachs & Co. and served on several of the firm's internal committees. Mr. Green is a graduate of the University of Texas at Austin and earned an M.B.A. from Southern Methodist University.

Michael Greene, Director.

        Mr. Greene has served as a director since August 2000. Mr. Greene is a founding member of UBS Capital Americas, LLC, a private investment fund. Prior to the formation of UBS Capital Americas, LLC in 1999, Mr. Greene was a partner at UBS Capital LLC, a predecessor entity to UBS Capital Americas, LLC since 1993. Mr. Greene was a senior member of Union Bank of Switzerland's Leverage Finance Group from 1990 to 1992. Previously, he was a member of the Leverage Finance Group at Marine Midland Bank. Mr. Greene serves as a director of Orphan Medical, Inc., TravelCenters of America, Inc. and several private companies. He is a graduate of the College of the Holy Cross and earned an M.B.A. from the Harvard University Graduate School of Business Administration.

Thomas M. Hagerty, Director.

        Mr. Hagerty has served as a director since July 1998. Mr. Hagerty has been employed by Thomas H. Lee Partners, L.P. and its predecessor, Thomas H. Lee Company since 1988. Mr. Hagerty is a Senior Managing Director of the firm. Mr. Hagerty is currently a director of several public and private companies including Cott Corporation, Syratech Corporation and Metris Companies. Mr. Hagerty served as Interim Chief Financial Officer of Conseco, Inc. from July 2000 until April 2001. In December 2002 Conseco, Inc. filed a petition under the federal bankruptcy code. Mr. Hagerty is a graduate of the University of Notre Dame and the Harvard University Graduate School of Business Administration.

Randall A. Hack, Director.

        Mr. Hack has served as a director since November 2003. Mr. Hack currently serves as an Advisory Director of Berkshire Partners LLC, a private equity investment firm based in Boston. In addition, since 1995, Mr. Hack has served as a Senior Managing Director of Nassau Capital L.L.C., an investment firm that he co-founded that manages private equity on behalf of Princeton University's endowment. From 1990 to 1995, Mr. Hack served as President of the Princeton University Investment Company, which has management responsibility for Princeton University's endowment. From 1970 to 1988, he served as President and Chief Executive Officer of Matrix Development Company, a commercial and industrial real estate development firm that he founded. Mr. Hack is currently a director of several public and private companies including Crown Castle International, Vector Global Services Inc., Output Exploration L.L.C. and FiberTower Corporation. Mr. Hack is currently a Trustee of Quebec Labrador Foundation and Deerfield Academy. He is a graduate of Princeton University and the Harvard University Graduate School of Business Administration.

Eugene Mercy, Jr., Director.

        Mr. Mercy has served as a director since April 2002. Mr. Mercy is currently a Principal in Granite Capital International Group, a New York money management firm, and a Senior Director of Goldman Sachs Group Inc. Mr. Mercy is a former Limited Partner of Goldman Sachs & Co. where he was in the Securities Sales and Equity Trading Department and the Commercial Real Estate Department. He later became the Partner-in-Charge of the Mortgage Securities Department of Goldman Sachs. In 1996, Mr. Mercy was appointed to the Goldman Sachs Limited Partner Advisory Committee, and after Goldman Sachs' successful public offering in May 1999, he became a Senior Director of Goldman Sachs Group Inc. Mr. Mercy is a Trustee Emeritus of the board of Lehigh University, Vice Chairman of Continuum Health Partners, Inc. and former Vice Chairman of the Board of Loomis Institute. He is a Trustee of Public Color, a Trustee of NY Services for the Handicapped, a member of the board of trustees and executive committee of Seeds of Peace and a member of the Print and Rare Book Acquisition Committee of the Museum of Modern Art. Mr. Mercy is a graduate of Lehigh University and served as a First Lieutenant in the U.S. Army.

Charles J. Santos-Buch, Director.

        Mr. Santos-Buch has served as a director since August 2000. Mr. Santos-Buch is a founding member of UBS Capital Americas, LLC, a private investment fund. Prior to the formation of UBS Capital Americas, LLC in 1999, Mr. Santos-Buch was a member of UBS Capital, LLC since 1996. Prior to joining UBS Capital LLC, Mr. Santos-Buch was a managing director at PaineWebber Incorporated, where he founded and ran the Financial Buyer Coverage Group. Prior to PaineWebber, Mr. Santos-Buch was a principal, co-founder and co-manager of the Leverage Finance Group at Alex. Brown & Company Incorporated. He began his career at Kidder, Peabody & Co., Incorporated, where he was a founding member of the High Yield Corporate Finance Group. Mr. Santos-Buch graduated from Harvard University and earned an M.B.A. from the Wharton School of Business of the University of Pennsylvania.

Scott A. Schoen, Director.

        Mr. Schoen has served as a director since July 1998. Mr. Schoen is a Senior Managing Director at Thomas H. Lee Partners, L.P., which he joined in 1986. Prior to joining Thomas H. Lee Partners, L.P. in 1986, Mr. Schoen was in the Private Finance Department of Goldman, Sachs & Co. Mr. Schoen is a director of AXIS Capital Holdings Limited, The Simmons Company, Syratech Corporation, TransWestern Publishing, L.P., United Industries Corporation and Wyndham International. Mr. Schoen received a B.A. in History from Yale University, a J.D. from Harvard Law School and an M.B.A. from the Harvard University Graduate School of Business Administration. He is a member of the New York Bar.

CORPORATE GOVERNANCE PROFILE

        We are committed to good corporate governance practices and as such we have adopted formal corporate governance guidelines to enhance our effectiveness. The guidelines govern, among other things, board member qualifications, responsibilities, education, management succession, and executive session. The board's current practice is to hold an executive session of its independent directors at least once a quarter. The individual who serves as the chair at these executive sessions shall rotate each year among the chairs (if such chair is not a member of management) of the committees of the board of directors. A copy of the corporate governance guidelines may be found at the corporate website at www.aboutarc.com under the heading "Investor Relations—Governance."

        We have adopted a senior officer code of ethics applicable to our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. We have also adopted a code of business conduct and ethics applicable to all employees, officers and directors. Both codes are available on our website at www.aboutarc.com under the heading "Investor Relations—Governance." Amendments to, and waivers from, the senior officer code of ethics will be disclosed at the same website address provided above and in such filings as may be required pursuant to applicable law or listing standards.

        The audit committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters. We have established a confidential website address and hotline for employees to report violations of the Company's employee code of conduct or other company policy and to report any ethical concerns.

        Members of our board of directors who are employees of our company or affiliated with any of our significant institutional stockholders will not receive any compensation for their service on the board. All other members of our board of directors will receive compensation of $30,000 annually, half of which will be paid in cash and half of which will be paid in shares of our common stock, which shares will be issued under our 2003 equity incentive plan. The directors will not receive any additional fees for board or committee meetings. Each member of our board will be reimbursed for out-of-pocket expenses associated with service on our behalf and associated with attendance at or participation in board meetings or committee meetings.

        Of our eleven directors, nine have been determined by our board of directors to be independent for purposes of the New York Stock Exchange's, or NYSE's, listing standards, and eight have a significant ownership interest in our company, either directly or through affiliated companies. In determining director independence, we reviewed whether any transactions or relationships exist currently or, during the past year existed, between each director and the Company and its subsidiaries, affiliates and equity investors or independent auditors. The board also examined whether there were any transactions or relationships between each director and members of the senior management of the Company or their affiliates. As a result of this review, the board determined that nine of the directors were independent under the standards set forth in the Company's Director Independence Criteria and by the NYSE standards. The full text of the Director Independence Criteria can be found in the "Investor Relations—Governance" section of the Company's website at www.aboutarc.com. A copy may also be obtained upon request from the Company's Corporate Secretary at the address provided above.

Board Committees

        Our board of directors has an audit committee, a compensation committee and a nominating and corporate governance committee. Each of the directors appointed to serve on these committees meets the independence standards applicable to New York Stock Exchange listed companies.

Audit Committee.

        The audit committee helps ensure the integrity of our financial statements, the qualifications and independence of our independent auditor and the performance of our internal audit function and independent auditor. The audit committee selects, assists and meets with the independent auditor, oversees each annual audit and quarterly review, establishes and maintains our internal audit controls and prepares the report that federal securities laws require be included in our annual proxy statement, which appears below. Mr. Green has been designated as chairman and Messrs. Greene and Hack have been appointed as members of the audit committee. The board has determined that Mr. Green qualifies as an "audit committee financial expert" as defined by the rules of the SEC.

        The board adopted a formal charter to govern the audit committee on December 23, 2003, a copy of which is attached hereto as Appendix A and is available on our website, www.aboutarc.com under the heading "Investor Relations—Governance." Pursuant to the audit committee charter, the committee will meet once every fiscal quarter or more frequently as it determines is necessary to carry out its duties and responsibilities. During 2003, the audit committee met on one occasion.

Compensation Committee.

        The compensation committee reviews and approves the compensation and benefits of our executive officers, administers our management incentive and 2003 equity incentive plans and produces the annual report on executive compensation for inclusion in our proxy statement. Mr. Hagerty has been designated as chairman and Messrs. Abbrecht, Mercy and Santos-Buch have been appointed as members of the compensation committee. The board adopted a formal charter to govern the compensation committee on December 23, 2003, a copy of which is available on our website at www.aboutarc.com under the heading "Investor Relations—Governance." Pursuant to the the compensation committee charter, the committee will meet at least four times annually or more frequently as circumstances require. During 2003 the compensation committee met on two occasions.

Nominating and Corporate Governance Committee.

        The nominating and corporate governance committee's purpose is (i) to identify, screen and recommend to the board of directors individuals qualified to serve as directors of ARC and on committees of the board of directors, (ii) to advise the board of directors with respect to the composition, procedures and committees of the board of directors, (iii) to advise the board of directors with respect to the corporate governance principles applicable to ARC, and (iv) to oversee the evaluation of the board of directors and ARC's management. Mr. Mercy has been designated as chairman and Messrs. Clayton, Green and Schoen have been appointed as members of the nominating and corporate governance committee. The charter of the nominating and corporate governance committee is available on our website, www.aboutarc.com under "Investor Relations—Governance." A copy may also be obtained upon request from the Company's Corporate Secretary at the address provided above. The nominating and corporate governance committee was formed on December 23, 2003 and held no meetings in 2003.

        Our board of directors may from time to time establish certain other committees to facilitate the management of our company.

Stockholder Communications with Directors.

        The board of directors has established a process to receive communications from stockholders. Stockholders may contact any member (or all members) of the board by mail. To communicate with the board of directors, any individual directors or any group or committee of directors, correspondence should be addressed to the board of directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent "c/o Corporate Secretary" at Affordable Residential Communities Inc., 600 Grant Street, Suite 900, Denver, CO, 80203.

        All communications received as set forth in the preceding paragraph will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the board or any group or committee of directors, the General Counsel's office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

Director Nomination Procedures.

        The nominating and corporate governance committee, formed on December 23, 2003, believes that, at a minimum, candidates for membership on the board of directors should have demonstrated an ability to make a meaningful contribution to the board of directors' oversight of our business and affairs and have a record and reputation for honest and ethical conduct. The nominating and corporate governance committee recommends director nominees to the board of directors based on, among other things, its evaluation of a candidate's experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of our business environment and a willingness to devote adequate time and effort to board responsibilities. In making its recommendations to the board of directors, the nominating and corporate governance committee also seeks to have the board nominate candidates who have diverse backgrounds and areas of expertise so that each member can offer a unique and valuable perspective.

        The nominating and corporate governance committee expects, in the future, to identify potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons who meet the criteria described above. The nominating and corporate governance committee also, from time to time, may engage firms, at our expense, that specialize in identifying director candidates. As described below, the nominating and corporate governance committee will also consider candidates recommended by stockholders.

        Once a person has been identified by the nominating and corporate governance committee as a potential candidate, the committee expects to collect and review publicly available information regarding the person to assess whether the person should be considered further. If the nominating and corporate governance committee determines that the candidate warrants further consideration, and if the person expresses a willingness to be considered and to serve on the board of directors, the nominating and corporate governance committee expects to request information from the candidate, review the person's accomplishments and qualifications, including in light of any other candidates that the committee might be considering, and conduct one or more interviews with the candidate. In certain instances, members of the nominating and corporate governance committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments.

        In addition to stockholder proposals of director nominees submitted in accordance with our Amended and Restated Bylaws, as summarized below under "Stockholder Proposals for 2005," the nominating and corporate governance committee will consider written recommendations from stockholders of potential director candidates. Such recommendations should be submitted to the nominating and corporate governance committee "c/o Corporate Secretary" at Affordable Residential Communities Inc., 600 Grant Street, Suite 900, Denver, CO, 80203. Director recommendations submitted by stockholders should include the following regarding the individual(s) recommended for nomination:

  •
  name, age, business address and residence address;

  •
  the class, series and number of any shares of stock of ARC beneficially owned;

  •
  the date(s) that shares of stock of ARC were acquired and the investment intent of such acquisition; and

  •
  all other information that would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each cash pursuant to Regulation 14A under the Exchange Act and the rules thereunder (including each individual's written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

        The stockholder recommendation and information described above must be delivered to the Corporate Secretary not earlier than the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting of stockholders; provided, however, that if the date of mailing of the notice for the annual meeting is advanced more than thirty days prior to or delayed by more than thirty days after the anniversary of the mailing of the notice for the preceding year's annual meeting, notice by the stockholder must be delivered not earlier than the 120th day prior to the mailing of the notice for the upcoming annual meeting and not later than the close of business on the later of (i) the 90th day prior to the mailing of the notice for the upcoming annual meeting of stockholders and (ii) the 10th day following the date on which public announcement of the mailing of the notice for the upcoming annual meeting is first made.

        The nominating and corporate governance committee expects to use a similar process to evaluate candidates to the board of directors recommended by stockholders as the one it uses to evaluate candidates otherwise identified by the committee.

Director Attendance at Annual Meeting.

        We do not have a policy requiring our directors to attend our annual meeting; however, attendance by our directors is encouraged.

AUDIT COMMITTEE REPORT AND DISCLOSURES

        The audit committee oversees the Company's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditor is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and issuing a report thereon. The committee reviews and oversees these processes, including oversight of (i) the integrity of the Company's financial statements, (ii) the Company's independent auditor's qualifications and independence, (iii) the performance of the Company's independent auditors and the Company's internal audit function and (iv) the Company's compliance with legal and regulatory requirements.

        In this context, the committee met and held discussions with management and the independent auditor. Management represented to the committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the committee reviewed and discussed the consolidated financial statements with management and the independent auditor. The committee also discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as amended.

        In addition, the committee discussed with the independent auditor the auditor's independence from the Company and its management, and the independent auditor provided to the committee the written disclosures and letter required from the independent auditor by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

        The committee discussed with the Company's internal and independent auditor the overall scope and plans for their respective audits. The committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        Based on the reviews and discussions referred to above, the committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC. The committee and the board also have recommended the selection of the Company's independent auditors for fiscal year 2004.

                      Audit Committee:

                      J. Markham Green (Chairman)
                      Michael Greene
                      Randall A. Hack

EXECUTIVE OFFICERS

        Our executive officers are appointed annually by our board and serve at the discretion of our board. Set forth below is information, as of the date of this proxy statement, regarding our current executive officers:

Name	Position	Age
Scott D. Jackson(1)	Chairman of the Board and Chief Executive Officer	48
John G. Sprengle(1)	Vice Chairman of the Board and Chief Financial Officer	46
George W. McGeeney	President and Chief Operating Officer	43
Lawrence E. Kreider	Executive Vice President Finance, Accounting and Chief Information Officer	56
Scott L. Gesell	Executive Vice President and General Counsel	45
R. Haynes Chidsey	Executive Vice President	35
Peter K. Pak	Executive Vice President	35

(1)
Biographical information is provided above under "Board of Directors."

George W. McGeeney, President and Chief Operating Officer.

        Mr. McGeeney has served as our President and Chief Operating Officer since August 2000. Prior to that date, from January 2000 through August 2000, Mr. McGeeney was an Executive Vice President of our company. Mr. McGeeney is responsible for the day-to-day operations of our community operations and retail home sales operations and oversees our human resources department. Prior to joining us in 2000, Mr. McGeeney was Managing Director of Pepsi-Cola Bottling Group Greece from 1997 to 2000, and prior to that held senior management positions with Pepsi-Co. in India and the Czech Republic. Prior to working abroad, Mr. McGeeney held numerous management, merchandising and marketing positions with Pepsi-Co in both the beverage and restaurant divisions from 1987 to 1996. From 1983 to 1987, he was employed by Procter and Gamble, where he held a series of sales and management positions in the Beverage Division. Mr. McGeeney holds a B.A. from the University of Maryland, Baltimore County.

Lawrence E. Kreider, Executive Vice President Finance, Accounting and Chief Information Officer.

        Mr. Kreider joined our company in 2001 as an Executive Vice President. Mr. Kreider has direct responsibility for the Accounting and Finance Department and the Information Technology Department. He also participates in strategic planning activities. Prior to joining us in 2001, Mr. Kreider was Senior Vice President of Finance for Warnaco Group Inc. and President of Warnaco Europe. Prior thereto, Mr. Kreider served in several senior finance positions, including Senior Vice President, Controller and Chief Accounting Officer, with Revlon, Inc. and MacAndrews & Forbes Holdings from 1986 to 1999. Prior thereto, he served in senior finance positions with Zale Corporation, Johnson Matthew Jewelry Corporation and Refinement International Company. Mr. Kreider began his career with Coopers & Lybrand. Mr. Kreider holds an M.B.A. from Stanford Graduate School of Business and a B.A. from Yale University.

Scott L. Gesell, Executive Vice President and General Counsel.

        Mr. Gesell has served as a Vice President and as the General Counsel and Secretary for each of the ARC entities since he joined our company. Mr. Gesell directs all legal matters for us, including overseeing outside counsel, acquisition activities, legal matters related to our operating businesses and other corporate related activities. Prior to joining us in 1996, Mr. Gesell served as General Counsel, and in his final position as a Senior Vice President/Director of Legal Operations, overseeing all of the bank's day-to-day legal operations for First Gibraltar Bank/First Nationwide Bank. While with the First

Gibraltar and First Nationwide Bank, he was significantly involved in mergers, acquisitions and divestitures, as well as corporate and regulatory matters. Prior thereto, he served in various legal capacities with the Federal Home Loan Bank of Dallas and was in private practice with the law firm of Andrews, Davis, Legg, Bixler, Milsten & Price in Oklahoma City. Mr. Gesell holds a B.A. and J.D. from the University of Nebraska at Lincoln. He is a member of the Colorado, Oklahoma and Texas bars.

R. Haynes Chidsey, Executive Vice President.

        Mr. Chidsey is responsible for our corporate development and capital raising activities, oversees the administration of our Acquisitions Department and participates in strategic and corporate development opportunities. Prior to joining us in 1998, he was a Principal at Fox Paine & Company, a San Francisco based private equity firm from 1997 to 1998. From 1992 to 1997, Mr. Chidsey was a senior member of Indosuez Capital, the U.S. merchant banking division of Credit Agricole Indosuez. From 1990 to 1992 he was a member of the High Yield and Restructuring Group at Kidder, Peabody & Co. Incorporated. Mr. Chidsey holds a B.A. from Emory University.

Peter K. Pak, Executive Vice President.

        Mr. Pak assists in the strategic development of all new initiatives related to new business ventures. In addition, Mr. Pak has direct responsibility for our finance and insurance businesses, and participates in other strategic and corporate development opportunities. Prior to joining us in 2001, Mr. Pak was a principal of Breckenridge Capital Partners, LLC, a private-equity firm focused on middle-market companies in the southeastern United States, and a principal of Fox Paine & Company, LLC, a San Francisco based private-equity firm. Prior thereto, Mr. Pak was a senior member of Indosuez Capital, the U.S. merchant banking arm of Credit Agricole Indosuez from 1993 to 1997. Mr. Pak began his career in the Mergers & Acquisitions and Corporate Finance Groups at Kidder, Peabody & Co. Incorporated. He holds a B.A. in Economics Management and Politics and Government from Ohio Wesleyan University.

EXECUTIVE OFFICER COMPENSATION

        The following table sets forth the compensation received by our Chief Executive Officer and our four other most highly compensated executive officers who were serving in such capacities on December 31, 2003 with respect to our 2003 fiscal year. Such executive officers are referred to herein collectively as the "named executive officers."

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)*
Scott D. Jackson Chairman of the Board and Chief Executive Officer	2003	$500,000		$2,514.00
John G. Sprengle Vice Chairman and Chief Financial Officer	2003	$375,000		$1,889.50
George W. McGeeney President and Chief Operating Officer	2003	$340,485	$142,290	$1,716.43
Lawrence E. Kreider Executive Vice President Finance, Accounting, and Chief Information Officer	2003	$375,000		$1,889.00
Scott L. Gesell Executive Vice President and General Counsel	2003	$250,000		$1,264.00

*
Includes costs for company-provided life insurance.

OPTIONS AND RESTRICTED STOCK GRANTS IN LAST FISCAL YEAR

        No individual stock option grants or restricted stock grants were made to the named executive officers or directors during the fiscal year ended December 31, 2003.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
CHANGE IN CONTROL ARRANGEMENTS

Employment Agreements.

        We have entered into employment agreements with Messrs. Jackson, Sprengle and McGeeney. The employment agreements provide for Mr. Jackson to serve as our Chief Executive Officer, Mr. Sprengle to serve as our Executive Vice President and Chief Financial Officer and Mr. McGeeney to serve as our President and Chief Operating Officer. These employment agreements require the executives to devote substantially all of their business attention and time to our affairs, with certain specified exceptions with respect to Mr. Jackson.

        The employment agreements each have a term of three years, with automatic one-year renewals commencing on February 18, 2005, unless either party provides at least 60 days' notice of non-renewal.

        The employment agreements provide for:

  •
  an annual base salary of $500,000 for Mr. Jackson and $375,000 for each of Messrs. Sprengle and McGeeney, subject to increase by our board of directors in its sole discretion;

  •
  eligibility for annual cash performance bonuses under our management incentive plan (see "Compensation Committee Report on Executive Compensation—Management Incentive Plan"),

    conditional upon and subject to the satisfaction of performance goals established in accordance with the terms of such plan, with no minimum bonus amount guaranteed;

  •
  eligibility for participation in our 2003 equity incentive plan; and

  •
  participation in all of the employee compensation, welfare and benefit plans and arrangements made available by us to our similarly situated executives.

        Mr. Jackson's employment agreement provides that, if his employment is terminated by us without "cause" (which is defined as the willful and continued failure to substantially perform his duties which has not been cured within 30 days after notice is delivered to him; the willful engagement in conduct which is demonstrably and materially injurious to us; or his having been convicted of or having pled guilty or no contest to a felony) or by Mr. Jackson for "good reason" (which is defined as a material breach by us of our obligations under the employment agreement; any termination of Mr. Jackson's employment with us not made in accordance with the terms of the employment agreement; or a substantial reduction in Mr. Jackson's base salary or his opportunity to participate in the aggregate in our incentive compensation or other employee welfare and benefit plans) regardless of whether a change in control has occurred, Mr. Jackson will be entitled to the following severance payments and benefits:

  •
  payment equal to two times the sum of Mr. Jackson's then-current annual base salary plus his average cash bonus payment for the last three years following December 31, 2003, with the amount paid out over two years;

  •
  his prorated target annual bonus for the year in which the termination occurs; and

  •
  medical and other benefits for the two-year period immediately following termination of his employment, subject to reduction to the extent that comparable benefits are made available by a subsequent employer.

        Mr. Jackson's employment agreement also provides for payment of the same severance payment and benefits in the event of his death or "disability" (as defined in the employment agreement), except that in the case of Mr. Jackson's death, benefit continuation will be for a period of one year rather than two years, and in the case of Mr. Jackson's death or disability, all equity incentive awards then held by Mr. Jackson will become fully vested, to the extent not then vested.

        The employment agreements for Messrs. Sprengle and McGeeney provide that, if the executive's employment is terminated by us without "cause" or by the executive for "good reason" (which is defined as any termination of the executive's employment with us not made in accordance with the terms of the employment agreement or a substantial reduction in the executive's salary, incentive compensation plans and other benefits in the aggregate), prior to a "change in control" (which means, in general, (i) the acquisition of 50% of the company's voting securities by any "person"; (ii) a change in the majority membership of the company's board of directors; (iii) the consummation of a merger or consolidation of the company with another corporation or (iv) the company's stockholders approve a plan of complete liquidation or dissolution of the company), the executive will be entitled to the following severance benefits:

  •
  payment of the executive's then-current annual base salary for a period of two years, in the case of Mr. Sprengle, or 1.5 years in the case of Mr. McGeeney; and

  •
  continuation of medical and other benefits for the two-year period immediately following termination of the executive's employment, subject to reduction to the extent that comparable benefits are made available by a subsequent employer.

        Messrs. Sprengle's and McGeeney's employment agreements provide that if the executive's employment is terminated by us without cause or by the executive for good reason following a change in control, he will be entitled to the following severance benefits:

  •
  payment equal to two times, in the case of Mr. Sprengle, or 1.5 times, in the case of Mr. McGeeney, the sum of the executive's then-current annual base salary plus his average cash bonus payment for the last three years following December 31, 2003, with the amount paid out over two years, in the case of Mr. Sprengle, or 18 months, in the case of Mr. McGeeney;

  •
  his prorated target annual bonus for the year in which the termination occurs; and

  •
  medical and other benefits for the two-year period immediately following termination of his employment, subject to reduction to the extent that comparable benefits are made available by a subsequent employer.

        Pursuant to their employment agreements, in the event of death or disability, each of Messrs. Sprengle and McGeeney will be entitled to receive the same severance payments and benefits as described immediately above, except that in the case of the executive's death, benefit continuation will be for a period of one year rather than two years, and in the case of the executive's death or disability, all equity incentive awards then held by the executive will become fully vested, to the extent not then vested.

        Each of the employment agreements requires us to make an additional tax gross-up payment to the executive if any amounts paid or payable to the executive pursuant to his employment agreement or otherwise in connection with a change in control would be subject to the excise tax imposed on certain so-called "excess parachute payments" under Section 4999 of the Internal Revenue Code of 1986, as amended, or the Code.

        Each of the employment agreements contains confidentiality provisions which apply indefinitely, non-competition covenants which apply during the employment period and for a two-year period thereafter (or eighteen months in the case of Mr. McGeeney) and non-solicitation provisions which apply during the employment period and for a two-year period thereafter (or eighteen months in the case of Mr. McGeeney), unless termination follows a change in control.

        Mr. Jackson's employment agreement also contains an exception to his non-competition covenant to permit him to devote time to the management and operation of Global Mobile Limited Liability Company and JJ&T Enterprises, Inc. consistent with past practice. In addition, Mr. Jackson's agreement prohibits him from directly or indirectly acquiring any manufactured home communities and also provides us with a right of first refusal, for so long as he serves as our Chairman or Chief Executive Officer, in connection with any proposed sale by Mr. Jackson of any or all communities he owns directly or indirectly. Pursuant to this right, we may acquire such community or communities at 95% of their fair market value.

Severance Agreements.

        We have entered into severance agreements, which became effective on February 18, 2004, with each of Messrs. Chidsey, Gesell, Kreider and Pak. Each of the severance agreements has a term of three years, with automatic one-year renewals commencing on the first anniversary of the severance agreements, unless either party to the respective agreement provides at least 60 days' notice of non-renewal. The severance agreements provide that if, prior to a change in control, the executive's employment is terminated by us other than for "cause" (as defined in the severance agreements) or by the executive for any reason, the executive will be entitled to receive continued payment of his then-current base salary, paid in accordance with our ordinary payroll schedule, for the one-year period immediately following termination of employment.

        The severance agreements also provide that if, following a change in control, the executive's employment is terminated by us without cause or by the executive for "good reason" (which is defined as a substantial reduction in the executive's salary, incentive compensation plans and other benefits, in the aggregate), the executive will be entitled to the following severance payments and benefits:

  •
  payment equal to the sum of the executive's then-current annual base salary plus average cash bonus over the last three years following our initial public offering in February 2004, with the amount paid out over one year;

  •
  the executive's prorated target annual bonus for the year in which the termination occurs; and

  •
  the opportunity to elect continued coverage under the company's group health plans in accordance with Section 4980B of the Code for the two-year period immediately following termination of employment, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer.

        If at any time during the term of the severance agreement, the executive's employment is terminated because of his death or "disability" (as defined in the severance agreements), the executive will be entitled to receive continued payment of his then-current base salary, paid in accordance with our ordinary payroll schedule, for the one-year period immediately following termination of employment. In addition, all equity awards previously granted to the executive will become immediately vested and/or exercisable.

        The severance agreements also contain confidentiality provisions which apply indefinitely, and non-competition and non-solicitation provisions which apply during the employment period and for a one-year period thereafter. Each of the severance agreements requires us to make an additional tax gross-up payment to the executive if any amounts paid or payable to the executive pursuant to his severance agreement or otherwise in connection with a change in control would be subject to the excise tax imposed on certain so-called "excess parachute payments" under Section 4999 of the Code.

Management Incentive Plan.

        We have adopted the management incentive plan, which provides for cash bonus awards to those key employees of our company and its subsidiaries selected by our compensation committee for participation in the plan. A participant may receive a cash bonus under the management incentive plan based upon the attainment, during each performance period, of performance objectives which are established by our compensation committee. These performance objectives may be based on one or more of the following criteria, determined in accordance with generally accepted accounting principles, where applicable:

  •
  total stockholder return;

  •
  earnings per share (which may include the manner in which such earnings goals were met);

  •
  net income (before or after taxes);

  •
  earnings before interest, taxes, depreciation and amortization;

  •
  revenues;

  •
  return on assets;

  •
  market share;

  •
  cost reduction goals;

  •
  funds from operations; or

  •
  any combination of, or a specified increase in, any of the foregoing.

        Performance objectives may be applied to one or more of our company, any of our subsidiaries or affiliates, or any of our divisions or strategic business units, and may be applied to performance relative to a market index or a group of other companies. The compensation committee will have the authority to make adjustments to the performance objectives in recognition of unusual or non-recurring events. The performance goals may include a threshold level of performance below which no compensation will be earned, levels of performance at which specified compensation will be earned, and a maximum level of performance beyond which no additional compensation will be earned.

        The amount of each participant's bonus will be based upon a bonus formula determined by our compensation committee, in its sole discretion, that ties such bonus to the attainment of the applicable performance goals, and will, unless otherwise determined by our compensation committee, range from 75% to 125% of certain specified target amounts. Under the management incentive plan, none of our executive officers may receive a bonus payment for any performance period that exceeds 125% of his base salary. Except as otherwise provided in a participant's employment or other individual agreement, the payment of a cash bonus to a participant for a performance period will be conditioned upon the participant's continued employment on the last day of the performance period. However, in the event of a change in control (as defined in the management incentive plan) the performance period then in effect will be deemed to have been completed, the maximum level of performance will be deemed to have been achieved, and all participants will receive payment within ten business days after the change in control, regardless of whether the individual is then employed by us or any of our affiliates. We may amend, suspend or terminate the management incentive plan at any time, provided that no amendment of the plan may adversely affect an award granted prior to the amendment without the participant's consent.

2003 Equity Incentive Plan.

        On December 23, 2003 we adopted the 2003 equity incentive plan, which provides for the grant of equity-based incentives, including restricted shares of our common stock, stock options, grants of shares and other equity-based awards, to our directors, officers and other employees and those of our subsidiaries selected by our compensation committee for participation in the plan. Up to 1,992,387 shares will be available for grants pursuant to this plan, of which 625,000 shares were granted on February 18, 2004. No participant in our 2003 equity incentive plan may be granted awards in any fiscal year covering more than 500,000 shares of our common stock.

        The 2003 equity incentive plan will be administered by our compensation committee, which will have discretion, among other things, to determine the persons to whom awards will be granted, the number of shares of our common stock to be subject to awards and the other terms and conditions of the awards, including whether the vesting and/or exercisability of the award will be subject to the attainment of one or more performance goals. These performance goals may be based on one or more of the following criteria, determined in accordance with generally accepted accounting principles, where applicable:

  •
  total stockholder return;

  •
  earnings per share (which may include the manner in which such earnings goals were met);

  •
  net income (before or after taxes);

  •
  earnings before interest, taxes, depreciation and amortization;

  •
  revenues;

  •
  return on assets;

  •
  market share;

  •
  cost reduction goals;

  •
  funds from operations; or

  •
  any combination of, or a specified increase in, any of the foregoing.

        Performance objectives may be applied to one or more of our company, any of our subsidiaries or affiliates, or any of our divisions or strategic business units, or may be applied to performance relative to a market index or a group of other companies. The compensation committee will have the authority to make adjustments to the performance objectives in recognition of unusual or non-recurring events. The 2003 equity incentive plan provides that in no event will the compensation committee be authorized to reprice stock options, or to lower the base or exercise price of any other award granted under the plan, without obtaining the approval of our stockholders.

        Stock options granted under the 2003 equity incentive plan may be either "incentive stock options" within the meanings of Section 422 of the Code, or nonqualified stock options. Holders of restricted stock will generally be entitled to vote and receive dividends on their restricted shares, but our compensation committee may determine in its discretion that dividends paid while the shares are subject to restrictions may be reinvested in additional shares of restricted stock. Except as otherwise permitted by our compensation committee, awards granted under the 2003 equity incentive plan will be transferable only by will or through the laws of descent and distribution, and each stock option will be exercisable during the participant's lifetime only by the participant. We intend that the portion of director fees to be paid to our outside directors that is to be paid in shares of stock will be paid through this plan.

        In the event of a change in control of our company (as defined in the 2003 equity incentive plan), all awards then outstanding under the 2003 equity incentive plan will become vested and/or exercisable, and any performance goals imposed with respect to then-outstanding awards will be deemed to be fully achieved.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The following is the report of the compensation committee of the board of directors, describing compensation policy, practice and philosophy, specifically regarding ARC's executive officers. We, the members of the compensation committee of the board of directors, are presenting this report which provides an overview of compensation paid to executive officers for the fiscal year ended December 31, 2003 and a general description of the manner in which compensation for our executive officers will be determined for the 2004 fiscal year.

Committee Membership and Organization.

        The compensation committee currently consists of Thomas M. Hagerty (Chairman), Todd M. Abbrecht, Eugene Mercy, Jr. and Charles J. Santos-Buch. ARC's board has determined that the members of the compensation committee meet (i) the independence requirements of the New York Stock Exchange, (ii) the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act, and (iii) the outside director definition in Section 162(m) of the Code.

Purpose.

        Acting on the behalf of the board of directors, the compensation committee's responsibilities include the following:

  •
  approving the salaries and other compensation of executive officers and other key employees;

  •
  approving change in control agreements and accelerated vesting of stock;

  •
  administering our employee and management incentive plans, including both cash and equity plans;

  •
  overseeing guidelines regarding grants of stock options and other awards, and approving grants to all executive officers, other key employees, and grants outside of the guidelines; and

  •
  advising the board on ARC's compensation, incentive compensation and employee benefit plans, including adoption or amendment of all stock plans and adoption of company-wide bonus plans, merit and promotional increase programs, profit sharing plans, incentive compensation plans and retirement plans.

Compensation Philosophy.

        The compensation committee believes that the compensation of the executive officers and other key ARC employees should be linked to performance and the creation of long-term stockholder value. In line with the philosophy of creating stockholder value, a significant portion of executive and key employee pay is tied to success in meeting performance goals and appreciation in the market price of ARC's common stock. Consistent with this philosophy, our compensation programs include a combination of salary, at-risk incentives and equity designed to retain, reward and motivate talent within ARC.

        The goal of the compensation committee is to align compensation packages with the long-term interests of ARC's stockholders. In structuring compensation, the compensation committee has been particularly mindful of several key issues. The compensation committee has had to address the difficulty of attracting exceptional talent and retaining existing talent. The compensation committee believes it is critical to ARC's long-term prospects to establish compensation programs that attract and retain those with the talent, skill and experience necessary for ARC to realize its strategic objectives.

Base Salary.

        The base salary of our executive officers is individually negotiated at the time each officer joins us or assumes his/her position. The compensation committee approves changes to executive officer's base salary. The compensation committee considers individual performance, scope of responsibility, prior experience, breadth of knowledge and competitive pay practices. The weight given to each of these factors differs from individual to individual, as the compensation committee deems appropriate.

Management Incentive Plan.

        The compensation committee selects the key executives eligible to participate in and administers the management incentive plan. The compensation committee has the authority to make adjustments to the performance objectives in recognition of unusual or non-recurring events under the plan, which may include a threshold level of performance below which no compensation will be earned, levels of performance at which specified compensation will be earned, and a maximum level of performance beyond which no additional compensation will be earned.

        The amount of each participant's bonus is determined by our compensation committee, in its sole discretion, and ties such bonus to the attainment of the applicable performance goals. Bonuses paid pursuant to the management incentive plan will, unless otherwise determined by the committee, range from 75% to 125% of certain specified target amounts.

2003 Equity Incentive Plan.

        The compensation committee administers the 2003 equity incentive plan and has discretion, among other things, to determine the persons to whom awards will be granted, the number of shares of our common stock to be subject to awards and the other terms and conditions of the awards, including whether the vesting and/or exercisability of the award will be subject to the attainment of one or more performance goals. In setting performance goals, the compensation committee intends to look to some or all of the following criteria, determined in accordance with generally accepted accounting principles, where applicable:

  •
  total stockholder return;

  •
  earnings per share (which may include the manner in which such earnings goals were met);

  •
  net income (before or after taxes);

  •
  earnings before interest, taxes, depreciation and amortization;

  •
  revenues;

  •
  return on assets;

  •
  market share;

  •
  cost reduction goals;

  •
  funds from operations; or

  •
  any combination of, or a specified increase in, any of the foregoing.

        The compensation committee has the authority and intends to make necessary adjustments to the performance objectives in recognition of unusual or non-recurring events.

Share Grants and Restricted Share Grants to Named Executive Officers.

        Immediately prior to completion of our initial public offering, we granted awards under our 2003 equity incentive plan comprising an aggregate of 624,887 shares of common stock to certain of our officers and employees, including grants to our named executive officers, as follows: Mr. Jackson, 322,500 shares; Mr. Sprengle, 82,500 shares; Mr. McGeeney, 75,000 shares; Mr. Chidsey 42,500 shares and Mr. Gesell, 20,000 shares; Mr. Kreider, 10,000 shares and Mr. Pak, 42,500 shares. All of the shares granted to Messrs. Jackson and Sprengle and one-half of the shares granted to each of Messrs. McGeeney, Chidsey, Gesell, Kreider and Pak are fully vested and the remaining shares granted to each of Messrs. McGeeney, Chidsey, Gesell, Pak and Kreider will be restricted and vest ratably on each of the first five annual anniversaries of the date of grant.

Chief Executive Officer Compensation.

        The chief executive officer's compensation is based upon the same philosophy and guidelines outlined above. Mr. Jackson's base salary was established by the board of directors on December 13, 1999 after considering his responsibilities and objectives and analyzing the compensation paid to chief executive officers of companies the board considered to be peer companies at that time. Mr. Jackson's compensation package remained unchanged until 2004, after the company adopted the 2003 equity incentive plan and entered into his employment agreement described above.

                      Compensation Committee:

                      Thomas M. Hagerty (Chairman)
                      Todd M. Abbrecht
                      Eugene Mercy, Jr.
                      Charles J. Santos-Buch

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During fiscal year 2003, Messrs. Hagerty (Chairman), Abbrecht, Mercy, Schoen, Greene, Jackson and Santos-Buch and former director Robert Honstein served on the compensation committee. There are, and during fiscal year 2003 were, no compensation committee interlocks or participation on the compensation committee by any of our employees.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Since the completion of our initial public offering in February 2004, Section 16(a) of the Exchange Act has required our directors and executive officers and persons who own more than ten percent (10%) of our common stock to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC and the New York Stock Exchange. Such persons are now required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows, as of April 29, 2004, how many shares of our voting securities are owned by:

  •
  each person who, to our knowledge, is a beneficial owner of more than five percent (5%) of the outstanding shares of our voting securities;

  •
  each director and each nominee for director;

  •
  each of the named executive officers; and

  •
  all of our directors and executive officers as a group.

        This table is based upon information supplied by officers, directors and a Schedule 13G filed with the SEC. Except as indicated in the footnotes to this table, the percentage of ownership has been calculated based on the number of outstanding shares of our common stock as of April 29, 2004. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

	Shares Beneficially Owned
Name and Address(1)
	Number	Percentage(2)
5% Stockholders: Thomas H. Lee Equity Fund IV, L.P. and certain of its affiliates and related entities(3) c/o Thomas H. Lee Partners, L.P. 75 State Street Suite 2600 Boston, MA 02109	9,144,239	21.9%
Capital ARC Holdings, LLC(6) 299 Park Avenue New York, NY 10171	2,918,270	7.1%
Named Executive Officers and Directors:
Scott D. Jackson(9)(12)	689,319	1.7%
Todd M. Abbrecht(4)	8,776,485	21.1%
James L. Clayton	0	*
J. Markham Greene(5)	127,000	*
Michael Greene(6)	2,918,270	7.1%
Thomas M. Hagerty(4)	8,794,017	21.1%
Randall A. Hack(7)	1,767,257	4.3%
Eugene Mercy, Jr.(8)	371,211	*
Charles Santos-Buch(6)	2,918,270	7.1%
John G. Sprengle(9)(10)	253,407	*
Scott A. Schoen(4)(11)	8,793,967	21.1%
Scott L. Gesell(9)(13)	69,308	*
Lawrence E. Kreider(14)	10,000	*
George W. McGeeney(15)	85,604	*
All directors and executive officers as a group (16 persons)	15,219,645	36.4%

*
Less than one percent.

(1)
Except as otherwise indicated in the footnotes below, the address for each executive officer is 600 Grant Street, Suite 900, Denver, CO 80203.

(2)
Calculations based on 40,952,423 shares of our common stock outstanding. In addition, amounts for each stockholder assume the issuance of all shares issuable upon exercise of outstanding warrants and all shares issuable upon redemption of outstanding OP units, in each case, held by the stockholder, and amounts for all directors and executive officers as a group assume the issuance of all shares issuable upon exercise of outstanding warrants and all shares issuable upon redemption of outstanding OP units held by such directors and executive officers.

(3)
Shares beneficially owned consist of 8,423,844 shares of common stock owned of record by Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P., Thomas H. Lee Foreign Fund IV-B, L.P., Thomas H. Lee Charitable Investment L.P., Thomas H. Lee Limited Partnership and certain individuals affiliated with Thomas H. Lee Partners, and 723,166 shares of common stock issuable upon exercise of warrants to purchase shares of our common stock held by the foregoing entities and persons. Each warrant is exercisable for one share of common stock, at an exercise price of $20.21 per share, with an expiration date of July 23, 2010.

(4)
Shares beneficially owned include 8,220,327 shares and warrants to purchase 693,268 shares held by the following affiliates: Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV,

  L.P., and Thomas H. Lee Foreign Fund IV-B, L.P. Except to the extent of a pecuniary interest therein, each of Mr. Abbrecht, Mr. Hagerty and Mr. Schoen disclaims beneficial ownership of the shares beneficially owned in the aggregate by such related entities. Each of Mr. Abbrecht, Mr. Hagerty and Mr. Schoen may be deemed to share voting and investment power with other investors with respect to the shares beneficially owned by such related entities. Each of Mr. Abbrecht, Mr. Hagerty and Mr. Schoen, respectively, owns 4,597, 20,693 and 20,744 shares of common stock. Mr. Abbrecht has warrants for the purchase of 394.56 shares of common stock, Mr. Hagerty has warrants for the purchase of 1,780.36 shares of common stock, and Mr. Schoen has warrants for the purchase of 1,773.13 shares of common stock, with all warrants having an exercise price of $20.21 per share and an expiration date of July 23, 2010.

(5)
Shares beneficially owned consist of 34,871 paired equity units exchangeable for cash or, at our election, an aggregate of 34,871 shares of our common stock and 92,129 shares of our common stock.

(6)
Represents 2,918,270 shares held by Capital ARC Holdings, LLC, which is an affiliate of UBS Capital Americas, LLC. Except to the extent of a pecuniary interest therein, each of Mr. Greene and Mr. Santos-Buch disclaims beneficial ownership of the shares beneficially owned by Capital ARC Holdings, LLC. Each of Mr. Greene and Mr. Santos-Buch may be deemed to share voting and investment power with other investors with respect to the shares beneficially owned by Capital ARC Holdings, LLC.

(7)
Represents 1,767,257 shares beneficially owned of which Nassau Capital Funds L.P. directly owns 1,188,312 shares and Nassau Capital Partners II L.P. and NAS Partners I L.L.C., own in the aggregate 578,945 shares. Except to the extent of a pecuniary interest therein, Mr. Hack disclaims beneficial ownership of the shares beneficially owned in the aggregate by such related entities. Mr. Hack may be deemed to share voting and investment power with other investors with respect to the shares beneficially owned by such related entities.

(8)
Shares beneficially owned consist of 128,059 paired equity units exchangeable for cash or, at our election, an aggregate of 128,059 shares of our common stock and 191,721 shares of our common stock. In addition, the Mercy 1995 Family Trust, for which Mr. Mercy is a trustee, owns an additional 2,047 shares of common stock, and the Mercy Foundation, of which Mr. Mercy is a trustee, owns 26,202 paired equity units exchangeable for cash or, at our election, an aggregate of 26,202 shares of our common stock. These numbers include 23,182 paired equity units exchangeable for cash or, at our election, an aggregate of 23,182 shares of our common stock held by his wife, Susan Mercy, for which he disclaims any beneficial ownership. Shares beneficially owned excludes 1,500 shares of our common stock owned by Andrew Mercy.

(9)
Each of Messrs. Jackson, Sprengle and Gesell has warrants for the purchase of 7.23 shares of our common stock, at an exercise price of $20.21 per share, with an expiration date of July 23, 2010.

(10)
Includes 7.23 shares of common stock issuable upon exercise of warrants to purchase shares of our common stock, at an exercise price of $20.21 per share, with an expiration date of July 23, 2010, which are held by his wife, Karen Sprengle, and for which he disclaims any beneficial ownership.

(11)
Includes 7.23 shares of common stock, issuable upon exercise of warrants to purchase shares of our common stock, at an exercise price of $20.21 per share, with an expiration date of July 23, 2010, which are held by his wife, Laurie Schoen, and for which he disclaims any beneficial ownership.

(12)
Shares beneficially owned includes 7,500 shares of our common stock owned by Mr. Jackson's children.

(13)
Shares owned includes 20,000 shares of our common stock, 10,000 of which are subject to restrictions and vest ratably over five years and 7.23 shares of common stock issuable upon exercise of warrants to purchase shares of our common stock, at an exercise price of $20.21 per share, with an expiration date of July 23, 2010, which are held by his wife, Betty Gesell, and for which he disclaims any beneficial ownership.

(14)
Shares owned includes 10,000 shares of our common stock, 5,000 of which are subject to restrictions and vest ratably over five years.

(15)
Shares owned includes 75,000 shares of our common stock, 37,500 of which are subject to restrictions and vest ratably over five years.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Global E Portfolio.

        Our Chairman and Chief Executive Officer, Scott D. Jackson, is the sole stockholder of JJ&T, and together with JJ&T is the 99% owner of Global Mobile. Global Mobile and JJ&T own 100% of the membership interests of Global E, which owns six manufactured home communities with 554 total homesites located in Wyoming. One of our subsidiaries is a party to a property management agreement with Global E pursuant to which the subsidiary manages all of the communities owned by Global E in consideration for a management fee equal to 3% of gross revenues. This subsidiary also is a party to an accounting services agreement with Global E whereby it provides accounting services for Global Mobile in exchange for a fee of $800 per month. For the years ended December 31, 2003 and December 31, 2002 our management services subsidiary received $160,069 and $89,000, respectively, pursuant to these agreements. Neither the property management agreement nor the accounting services agreement can be amended without our consent. Mr. Jackson has agreed that he may not terminate either the property management agreement or the accounting services agreement for so long as he is serving as our Chairman or our Chief Executive Officer. We may terminate either of these agreements upon 30 days prior written notice. The right of first refusal granted to us pursuant to his employment agreement would apply to the disposition of any communities currently owned by Global E.

Lease by Windstar Aviation Corp.

        Global Mobile also has an airplane hangar located at Centennial Airport, Englewood, Colorado. Windstar Aviation Corp., a wholly owned subsidiary of our operating partnership, owns an airplane that we use in connection with our operations and leases office and airplane hangar space from Global Mobile at Centennial Airport in Englewood, Colorado. The leases were entered into in June 1999, with a 60-month primary term and a renewal option for an additional 60 month term. Lease payments total $4,400 per month during the initial term, and an adjustment tied to the consumer price index is provided for the renewal term.

Affiliate Accounts Receivable.

        At September 30, 2003 companies owned and controlled by Mr. Jackson owed our management subsidiary approximately $347,000 in accounts receivable, primarily related to rental homes acquired and property management services performed on behalf of these companies. These companies paid the amounts in full during October and December, 2003. Pursuant to the terms of the property management agreements between these companies and our management subsidiary, monthly fees for property management services are paid by these companies in the month following incurrence of the fees. At March 31, 2004 these companies owed our management subsidiary approximately $4,000.

Loan to Executive Officer.

        On July 30, 2002, we made a loan to George McGeeney, our President and Chief Operating Officer, in the principal amount of $100,000. The loan matures on the earlier of June 30, 2005 or the date of termination of Mr. McGeeney's employment by us. The interest rate is 4.75% per annum. Mr. McGeeney was required to and has been making monthly interest-only payments beginning August 31, 2002. The loan is prepayable by Mr. McGeeney at any time. At March 31, 2004, the principal balance of the loan was $48,591.

Directors Holding OP Units.

        Two of our directors, Eugene Mercy, Jr. and J. Markham Green, hold OP units through which each of Mr. Mercy and Mr. Green has deferred gains associated with certain properties we own. Any decision by our board of directors to dispose of one or more of these properties in which Mr. Mercy or Mr. Green has an interest could have tax consequences for Mr. Mercy or Mr. Green, as the case may be.

        In connection with any such decision, our board of directors will determine whether either of Messrs. Green or Mercy has a material financial interest in the transaction that is different from the interests of stockholders generally, and if either Mr. Mercy or Mr. Green has such an interest, then such director will abstain from the vote of our board with respect to such proposed transaction.

Clayton Homes.

        During 2003, we purchased manufactured homes, related materials, supplies and services from Clayton Homes, Inc. for an aggregate purchase price of approximately $179,000 and expect to increase our purchase of similar items during 2004. During 2003 we also paid loan origination and sourcing fees to Vanderbilt Mortgage and Finance, Inc. ("VMF"), a wholly-owned subsidiary of Clayton Homes, in the aggregate amount of approximately $32,000, and purchased repossessed manufactured homes from VMF in an amount of approximately $483,000. We expect to continue to pay loan servicing fees to and purchase repossessed manufactured homes from VMF. Prior to August 2003 and before joining our board, Mr. Clayton and members of his immediate family held a greater than 10% equity interest in Clayton Homes and Mr. Clayton served as its Chairman. In August 2003, Berkshire Hathaway Inc. acquired all of the outstanding common stock of Clayton Homes. Immediately following that transaction, Mr. Clayton's ownership interest in, and role as a director of, Clayton Homes terminated. Mr. Clayton joined our board of directors in February 2004 immediately following the completion of our initial public offering. Mr. Clayton's son currently acts as the chief executive officer of Clayton Homes.

PROPOSALS TO BE VOTED ON AT MEETING

PROPOSAL NO. 1: ELECTION OF DIRECTORS

        The board of directors, following the recommendation of the nominating and corporate governance committee, has recommended that Messrs. Jackson, Sprengle, Abbrecht, Clayton, Green, Greene, Hagerty, Hack, Mercy, Santos-Buch and Schoen be elected to serve until the annual meeting of stockholders for 2005. For certain information regarding each nominee, see "Board of Directors—General" above.

        Each nominee has consented to being named in this proxy statement and to serve if elected. If, prior to the annual meeting, any nominee should become unavailable to serve, the shares of voting securities represented by a properly executed and returned proxy through the return of the enclosed proxy card will be voted for such additional person as shall be designated by the board of directors, unless the board of directors determines to reduce the number of directors in accordance with the Company's Articles of Amendment and Restatement and Amended and Restated Bylaws.

        Election of the director nominees named in Proposal No. 1 requires the affirmative vote of a plurality of the votes cast at the annual meeting by the holders of our voting securities. The candidates receiving the highest number of affirmative votes, of shares entitled to be voted will be elected directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld for one or more nominees with respect to all of the director nominees named in Proposal No. 1. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote on the election of directors. Stockholders may not cumulate votes in the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE
ELECTION OF THE NOMINEES IDENTIFIED ABOVE.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT AUDITOR

        On April 28, 2004, our board, acting upon the recommendation of the audit committee, selected PricewaterhouseCoopers LLP as our independent auditor to audit our consolidated financial statements for the fiscal year ending December 31, 2004 and has further directed that management submit the selection of independent auditor for ratification by the stockholders at the annual meeting. PricewaterhouseCoopers LLP, or a predecessor of that firm, has audited our consolidated financial statements since the fiscal year ended December 31, 1998. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting and will be available to respond to appropriate questions from our stockholders and will be given an opportunity to make a statement if he or she desires to do so.

        Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent auditor is not required by our bylaws or otherwise. However, the board is submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate governance. Ratification of the selection, of PricewaterhouseCoopers LLP as our independent auditor for fiscal year 2004 requires the affirmative vote of a majority of the votes cast at the annual meeting by holders of our voting securities.

        If this selection is not ratified by our stockholders, the audit committee may reconsider its recommendation and appointment, respectively. Abstentions and broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote for this proposal. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditor at any time during the year if it determines that such a change would be in the best interests of ARC and its stockholders.

Independent Auditor's Fees

  Fiscal Years 2002 & 2003

        For the fiscal years ended December 31, 2002 and December 31, 2003, the total fees paid to our independent auditor, PricewaterhouseCoopers LLP, were as follows:

	2003		2002
Audit Fees	$1,174,000	(1)	$416,000
Audit-Related Fees	52,000		15,000
Tax Fees	—		—
All other Fees	—		—

Total	$1,226,000		$431,000

(1)
Includes fees related to our IPO of $784,000.

Audit Committee Pre-Approval Policy

        In accordance with applicable laws and regulations, the audit committee reviews and pre-approves any non-audit services to be performed by PricewaterhouseCoopers LLP to ensure that the work does not compromise their independence in performing their audit services. The audit committee also reviews and pre-approves all audit services. In some cases, pre-approval is provided by the full committee for up to a year, and relates to a particular category or group of services and is subject to a specific budget. In other cases, the chairman of the audit committee has the delegated authority from the committee to pre-approve additional services, and such pre-approvals are then communicated to the full audit committee.

        The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. No services were provided by PricewaterhouseCoopers LLP during 2003 under such provision.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
"FOR" RATIFICATION OF THE SELECTION OF
PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITOR.

STOCKHOLDER PROPOSALS FOR 2005

        Stockholder proposals intended to be presented at our 2005 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by us at our principal executive offices no later than 5:00 p.m., local time, on February 2, 2005 and must otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2005 proxy statement and proxy.

        In order for proposals of stockholders made outside the processes of Rule 14a-8 under the Exchange Act to be considered "timely" for purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received by us at our principal executive offices not before January 3, 2005 and not later than February 2, 2005; provided, however, that in the event that the 2005 annual meeting is called for a date that is not within 30 days before or after May 3, 2005, notice by the stockholder in order to be timely must be received not later than February 2, 2005 or the close of business on the tenth day following the day on which public announcement of the date of mailing of the notice for the 2005 annual meeting is first made, whichever is later. Stockholders are advised to review our Amended and Restated Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

OTHER MATTERS

        Our board knows of no other matters that have been submitted for consideration at this annual meeting. If any other matters properly come before our stockholders at this annual meeting, the persons named on the enclosed proxy card intend to vote the shares they represent in accordance with their best judgment.

ANNUAL REPORT

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. Our Annual Report on Form 10-K is not incorporated into this proxy statement and shall not be deemed to be solicitation material. A copy of our Annual Report on Form 10-K is available without charge from our company website at www.aboutarc.com or upon written request to: Investor Relations, Affordable Residential Communities Inc., 600 Grant Street, Suite 900, Denver, CO 80203.

        YOUR VOTE AT THIS YEAR'S MEETING IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROMPTLY.

By Order of the Board of Directors,

Scott L. Gesell Executive Vice President, General Counsel and Corporate Secretary

April 29, 2004
Denver, Colorado

APPENDIX A
Audit Committee Charter

CHARTER OF THE AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS OF
AFFORDABLE RESIDENTIAL COMMUNITIES INC.
AS ADOPTED BY THE BOARD ON DECEMBER 23, 2003

I. PURPOSE OF THE COMMITTEE

        The purpose of the Audit Committee (the "Committee") of Affordable Residential Communities Inc. (the "Corporation") is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Corporation and its subsidiaries, including, without limitation, (a) assisting the Board's oversight of (i) the integrity of the Corporation's financial statements, (ii) the Corporation's compliance with legal and regulatory requirements, (iii) the Corporation's independent auditors' qualifications and independence, and (iv) the performance of the Corporation's independent auditors and the Corporation's internal audit function, and (b) preparing the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the "SEC") for inclusion in the Corporation's annual proxy statement.

II. COMPOSITION OF THE COMMITTEE

        The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to, and the composition of the Committee shall comply with, the requirements of the New York Stock Exchange (the "NYSE"), the rules and regulations promulgated by the SEC pursuant to the Sarbanes—Oxley Act of 2002 (the "Act") and any additional requirements that the Board deems appropriate.

        No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in the Corporation's annual proxy statement. The chairperson of the Committee shall be designated by the Board.

        Each member of the Committee must be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee must have accounting or related financial management expertise.

III. MEETINGS OF THE COMMITTEE

        The Committee shall meet once every fiscal quarter or more frequently as it shall determine is necessary to carry out its duties and responsibilities. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee should meet separately on a periodic basis with (i) management, (ii) the director of the Corporation's internal auditing department or other person responsible for the internal audit function and (iii) the Corporation's independent auditors, in each case to discuss any matters that the Committee or any of the above persons or firms believe should be discussed privately. The Committee shall maintain minutes of its meetings and records relating to those meetings and provide copies of such minutes to the Board.

IV. DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

        In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best address, react or respond to changing circumstances or conditions. The following are within the authority of the Committee and the Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the SEC, NYSE or any other applicable regulatory authority:

Selection, Evaluation and Oversight of the Auditors

        (a)   Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, and ensure that each such registered public accounting firm reports directly to the Committee (the registered public accounting firm engaged for the purpose of preparing or issuing an audit report for inclusion in the Corporation's Annual Report on Form 10-K is referred to herein as the "independent auditors");

        (b)   Review and, in its sole discretion, approve in advance the Corporation's independent auditors' annual engagement letter, including the proposed fees contained therein, as well as (i) reviewing all audit and, as provided in the Act and the rules and rules and regulations promulgated by the SEC thereunder, all permitted non-audit engagements and relationships between the Corporation and such auditors (which approval may be made after receiving input from the Corporation's management) and/or (ii) adopting policies and procedures of the Committee that provide for the automatic pre-approval of specified services to be provided by the Corporation's auditors. Approval of audit and permitted non-audit services may also be made by one or more members of the Committee as shall be designated by the Committee or the chairperson of the Committee and the person or persons granting such approval shall report such approval to the Committee at the next scheduled meeting;

        (c)   Review the performance of the Corporation's independent auditors, including the lead partner and reviewing partner of the independent auditors, and, in its sole discretion (subject, if applicable, to stockholder ratification), make decisions regarding the replacement or termination of the independent auditors when circumstances warrant;

        (d)   Obtain at least annually from the Corporation's independent auditors and review a report describing:

    (i)
    the independent auditors' internal quality-control procedures;

    (ii)
    any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

    (iii)
    all relationships between the independent auditors and the Corporation or other parties believed to have a bearing on the independence of the auditors (including a description of each category of services provided by the independent auditors to the Corporation and a list of the fees billed for each such category).

          The Committee should present its conclusions with respect to the above matters, as well as its review of the lead partner and the reviewing partner of the independent auditors, and its views on whether there should be a regular rotation of the independent auditors, to the Board.

        (e)   Oversee the independence of the Corporation's independent auditors by, among other things:

    (i)
    actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and taking appropriate action to satisfy itself of the auditors' independence;

    (ii)
    monitoring compliance by the Corporation's auditors with the audit partner rotation requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder;

    (iii)
    monitoring compliance by the Corporation and the Corporation's auditors with the employee conflict of interest requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder; and

    (iv)
    engaging in a dialogue with the Corporation's auditors to confirm that audit partner compensation is consistent with the Act and the rules and regulations promulgated by the SEC thereunder;

Oversight of Annual Audit and Quarterly Reviews

        (f)    Review and discuss with the Corporation's independent auditors their annual audit plan, including the timing and scope of audit activities and all critical accounting policies and practices to be used, and monitor such plan's progress and results during the year;

        (g)   Review with management, the Corporation's independent auditors and, if appropriate, the director of the Corporation's internal auditing department, the following:

    (i)
    the Corporation's annual audited financial statements and quarterly financial statements, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and any major issues related thereto;

    (ii)
    critical accounting policies and such other accounting policies of the Corporation as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body, including any financial reporting issues which could have a material impact on the Corporation's financial statements;

    (iii)
    major issues regarding accounting principles and financial statements presentations, including (A) any significant changes in the Corporation's selection or application of accounting principles and (B) any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the ramifications and effects of alternative generally accepted accounting principles methods on the Corporation's financial statements;

    (iv)
    all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the auditors;

    (v)
    all other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences; and

    (vi)
    the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation;

        (h)   Resolve all disagreements between the Corporation's independent auditors and management regarding financial reporting;

        (i)    Review on a regular basis with the Corporation's independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management's response with respect thereto, any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee should review with the independent auditors the following:

    (i)
    any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise);

    (ii)
    any communications between the audit team and the independent auditor's national office respecting auditing or accounting issues presented by the engagement; and

    (iii)
    any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Corporation;

Oversight of the Financial Reporting Process and Internal Controls

        (j)    Review:

    (i)
    the adequacy and effectiveness of the Corporation's accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget, compensation and staffing of the Corporation's internal audit function, through inquiry and discussions with the Corporation's independent auditors, management of the Corporation and the director of the Corporation's internal auditing department; and

    (ii)
    the yearly report prepared by management, and attested to by the Corporation's independent auditors, assessing the effectiveness of the Corporation's internal control over financial reporting and stating management's responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in the Corporation's annual report;

        (k)   Review with the Corporation's chief executive officer, chief financial officer and independent auditors, periodically, the following:

    (i)
    all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Corporation's ability to record, process, summarize, and report financial information; and

    (ii)
    any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation's internal control over financial reporting;

        (l)    Review with the Corporation's management the progress and results of all internal audit projects, and, when deemed necessary or appropriate by the Committee, direct the Corporation's chief executive officer to assign additional internal audit projects to the director of the Corporation's internal audit department;

        (m)  Review with the Corporation's management the Corporation's administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies;

        (n)   Receive periodic reports from the Corporation's independent auditors and management of the Corporation to assess the impact on the Corporation of significant accounting or financial reporting developments that may have a bearing on the Corporation;

        (o)   Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation's independent auditors, the Corporation's internal auditing department and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis;

        (p)   Review the type and presentation of information to be included in the Corporation's earnings press releases (especially the use of "pro forma" or "adjusted" information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Corporation to analysts and rating agencies (which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Corporation may provide earnings guidance);

Miscellaneous

        (q)   Establish clear hiring policies by the Corporation for employees or former employees of the Corporation's independent auditors;

        (r)   Discuss guidelines and policies governing the process by which senior management of the Corporation and the relevant departments of the Corporation, including the internal auditing department, assess and manage the Corporation's exposure to risk, as well as the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures;

        (s)   Meet periodically with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including (i) any matters that may have a material impact on the financial statements of the Corporation and (ii) any matters involving potential or ongoing material violations of law by the Corporation or its directors, officers, employees or agents or breaches of fiduciary duty to the Corporation;

        (t)    Prepare the report required by the rules of the SEC to be included in the Corporation's annual proxy statement;

        (u)   Review the Corporation's policies relating to the avoidance or ethical handling of conflicts of interest and review past or proposed transactions between the Corporation and members of management as well as policies and procedures with respect to officers' expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by the Corporation's independent auditors;

        (v)   Review the Corporation's program to monitor compliance with the Corporation's Code of Conduct, and meet periodically with the Corporation's Compliance Officer to discuss compliance with the Code of Conduct;

        (w)  Obtain from the Corporation's independent auditors any information pursuant to Section 10A of the Securities Exchange Act of 1934, as amended;

        (x)   Establish procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

        (y)   Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Corporation;

        (z)   Report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance and independence of the Corporation's independent auditors, or the performance of the internal audit function;

        (aa) Prepare and review with the Board an annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this charter, and set forth the goals and objectives of the Committee for the upcoming year. The evaluation should include a review and assessment of the adequacy of this Committee's charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report; and

        (bb) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

* * *

        While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for preparing or certifying the financial statements, for planning or conducting the audit or for determining whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

        In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the auditors to the Corporation

        Nothing contained in this charter is intended to create, or should be construed as creating, any responsibility or liability of the members of the Committee, except to the extent otherwise provided under the applicable laws of Maryland which shall continue to set the legal standard for the conduct of the members of the Committee.

*************

IMPORTANT

    YOUR VOTE AT THIS YEAR'S MEETING IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROMPTLY.
    If the ARC shares you own are held in the name of a broker, bank, or other nominee, only it can sign a proxy card with respect to your shares and only upon specific instructions from you. Please contact the person responsible for your account and give instructions for a proxy card to be signed representing your ARC shares.

Preliminary Copy—Subject to Completion

FORM OF PROXY CARD

AFFORDABLE RESIDENTIAL COMMUNITIES INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

for the Annual Meeting of Stockholders to be held on June 15, 2004

The undersigned hereby appoints Scott L. Gesell and R. Haynes Chidsey, and each of them, the proxy or proxies of the undersigned, with full power of substitution, to vote all shares of voting securities of ARC which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Affordable Residential Communities Inc. to be held on Tuesday, June 15, 2004, at 9:00 a.m., local time, at the Oxford Hotel, 1600 - 17th Street, Denver, Colorado and at any postponements or adjournments thereof, with all powers that the undersigned would have if personally present thereat.

This proxy, when properly executed, will be voted in the manner directed on the reverse side. Unless a contrary direction is indicated, this proxy will be voted "FOR" all nominees listed in Proposal 1 and "FOR" Proposal 2. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

IMPORTANT—TO BE SIGNED AND DATED ON REVERSE SIDE

SEE REVERSE SIDE

*************

INSTRUCTIONS FOR VOTING YOUR PROXY

Simply sign and date your proxy card and return it in the enclosed postage-paid envelope

        COMPANY NUMBER                        CONTROL NUMBER

PLEASE DETACH PROXY CARD HERE

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE

This proxy, when properly executed, will be voted in the manner directed below. Unless a contrary direction is indicated, this proxy will be voted "FOR" all nominees listed in Proposal 1 and "FOR" Proposal 2. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1, AND "FOR" PROPOSAL 2.

Proposal 1. Election of directors to serve on our Board of Directors.

        Nominees:

Scott D. Jackson	Thomas M. Hagerty
John G. Sprengle	Randall A. Hack
Todd M. Abbrecht	Eugene Mercy, Jr.
James L. Clayton	Charles J. Santos-Buch
J. Markham Green	Scott A. Schoen
Michael Greene
FOR all nominees listed (except as indicated to the contrary below) ☐	WITHHOLD AUTHORITY to vote for all nominees listed ☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, check the "FOR" box and write the nominee's name in the space provided below.)

Proposal 2. Ratification of the selection of PricewaterhouseCoopers LLP as ARC's independent accountants for the 2004 fiscal year.

For	Against	Abstain
☐	☐	☐

The undersigned hereby acknowledges receipt of ARC's Annual Report for the fiscal year ended December 31, 2003 and the accompanying Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given with respect to the matters set forth above.

IMPORTANT: Please sign as name(s) appear on this proxy and date this proxy. If a joint account, each joint owner should sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

Date:                         , 2004

Signature(s) of Stockholders